CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in thisAmendment No. 1 to the  Registration Statement on Form S-1 orignally filed on January 4, 2016 of our report dated December 28, 2015  and March 9, 2016 (as to Note 4 only) relating to the financial statements of Trupal Media, Inc., as of March 31, 2015 and 2014 and to all references to our firm included in thisAmendment No. 1 to the  Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
April 8, 2016